Exhibit 99.1


 James Milana                                                 August 30, 2005
 Integrated Telecommunications, Inc.
 6851 Jericho Turnpike, Suite #190
 Syosset, New York  11791

 Attn:  James Milana

 RE: Letter of Intent for Dial Thru International Inc., a Delaware corporation (OTCBB: DTIX.OB) ("DTI"), to acquire (the "Acquisition") certain assets of Integrated Communications, a Delaware corporation ("INTEGRATED") owned by the stockholders of INTEGRATED ("INTEGRATED Stockholders").

 Dear Mr. James Milana:

 This Letter of Intent ("LOI") will confirm the following general terms upon which our respective Board of Directors or similar governing body (collectively referred to as the "Parties") will adopt a definitive Acquisition Agreement (the "Agreement"), and recommend that the INTEGRATED Stockholders approve the Agreement whereby, subject to the approval of a sufficient number of INTEGRATED Stockholders.

 This LOI sets forth the basic terms of the Acquisition transaction and reflects the current, good faith intentions of DTI and INTEGRATED with respect thereto.

 1.    The Acquisition.

   (a) The time of Closing shall be not later than September 30, 2005 (the "Closing Date"), unless extended by mutual consent of the parties.

   (b) DTI will issue INTEGRATED Stockholders 1.5 million shares of DTI common stock as compensation (The Purchase Price) for these assets described below, which Purchase Price shall be paid as follows:

      (i) 750,000 shares will be issued to INTEGRATED within Five (5) days of closing provided that both the retail and wholesale traffic, with a monthly run rate in excess of $300,000 is transferred to DTI's network. Said traffic must have a minimum gross margin (before SG&A) of $40,000 per month.

      (ii) 750,000 shares within twelve (12) months of the Closing Date will be issued to the INTEGRATED Stockholders assuming retail revenue for the 12 months is in excess of $1.5million, and the gross margin is in excess of $350,000, and wholesale revenues exceed
           $2.1 million for the prior 12 month period, and Gross Margin exceeds $130,000. If Integrated under performs on these goals defined above they will receive a prorated distribution of shares based on performance related to the outstanding 750,000 shares. If the gross revenue numbers are not met, then the earn out will be based on the margin numbers and its growth.

     (iii) In addition, DTI will make available one million warrants (250,000 warrants each quarter) to be priced at market for that quarter and distributed on a quarterly basis based on achieving revenue and margin goals as outlined in Annex B.

      (iv) Such securities will have "piggy back" rights on any registration statement filed subsequent to closing of this transaction.

 2.    Definitive Agreement. The Agreement shall include, contain or provide:

  (a) Representations and warranties. Customary and usual representations and warranties and covenants by the parties, and a principal executive officer or managing member of each party, as the case may be, shall certify that these representations and warranties are true as of the Closing Date.

            (i) None of the Parties to the Acquisition, nor their officers, directors, members or affiliates, promoter or control person, nor any predecessor thereof, have been subject to the following:

       (A) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses) within the past five years;

       (B) Any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

       (C) Any finding, ruling or judgment by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

             (ii) Each party shall have good title to all of its respective tangible and intangible assets including, but not limited to, intellectual properties necessary or required to successfully develop and commercially exploit its business enterprise as more fully described in its current business plan.

             (iii) The INTEGRATED Stockholders own 100% of the assets contemplated in this transaction.

             (iv) At Closing INTEGRATED will have transfer assets (defined and outlined in Annex A).

             (v) The Agreement will include representations and warranties with respect to the absence of undisclosed liabilities, liens and encumbrances of the assets of INTEGRATED and the financial condition and results of operations of INTEGRATED and with respect to the absence of any material adverse changes in INTEGRATED's financial condition, earnings, and business operations with respect to the contemplated assets DTI is purchasing.

       (b) Opinions of Counsel. The delivery at Closing of favorable opinions of legal counsel for INTEGRATED regarding the customary and usual matters of law and fact covered under similar Acquisitions and related agreements.

       (c) Opinions of Auditors. It is anticipated that the nature of the transaction and the value of the consideration will not result in the need for and audit of INTEGRATED's historical financial statements. If an audit is deemed necessary by the SEC, Intergrated will endeavor to provide assurances that an audit will be completed in a timely matter at Integrated's sole and separate cost within 30 days of signing of the definitive agreement.

       (d) Conditions Precedent. In addition, the Agreement shall contain the following conditions precedent:

             (i) DTI shall have all SEC, state and federal filings and reports current, up to date, in proper form, and be, to the best of management's knowledge, in compliance with all state and federal regulations governing a public company.

             (ii) For a period of at least forty (45) days prior to the Closing Date, INTEGRATED will afford to the officers and authorized representatives of DTI full access to the properties, books and records of INTEGRATED in order that DTI may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of INTEGRATED, and INTEGRATED will furnish DTI with such additional financial and operating data and other information as to the business and properties of INTEGRATED (the confidentiality of which DTI agrees to retain) as DTI shall from time to time reasonably request. To the extent the state and federal filings and reports do not provide such information, INTEGRATED shall have similar access to the properties, books and records of DTI. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, and each party hereto shall cooperate fully therein. No investigation by either party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under the Agreement.

            (iii) INTEGRATED shall have obtained and delivered to DTI all consents, waivers and approvals necessary to effect the Acquisition from the stockholders and Board of Directors of INTEGRATED.

            (iv) There shall not be any pending or threatened litigation regarding the Acquisition and the Agreement or any related transactions contemplated thereby or therein.

            (v) Customary legal opinions, closing certificates and other documentation in a form satisfactory to DTI and INTEGRATED, respectively, shall be delivered by the Parties.

            (vi) There shall not be any material breach by the Parties of any representation or warranty contained in the Agreement, and the Parties shall be in compliance with each covenant contained in the Agreement.

            (vii) DTI shall have completed usual, customary and reasonable due diligence of INTEGRATED to DTI's satisfaction.

            (viii) The Agreement shall contain additional mutually acceptable closing conditions to be determined by the Parties.

       (e) Conditions Subsequent. The Acquisition shall be subject to the occurrence of the following term and condition to occur within a reasonable time subsequent to the Closing:

             (i) DTI shall file a Form 8-K with the SEC within four business days of entering into the Agreement disclosing the material terms of the Acquisition.

 3. Expenses. Each party shall pay its own legal, accounting and other expenses in connection with the Acquisition, except in the case that the SEC deems it necessary to have an audit of the Intergrated accounting documents prior to closing the transaction.

 4.    Conduct of Business of INTEGRATED Pending Closing.

       (a) Until consummation or termination of the contemplated Acquisition, INTEGRATED will conduct business only in the ordinary course and no material assets of INTEGRATED shall be sold, encumbered, hypothecated or disposed of except in the ordinary course of business and only with the written consent of the other party which consent will not be unreasonably withheld.

 5.    Miscellaneous Provisions:

       (a) On or before the Closing Date, DTI, INTEGRATED and all of the INTEGRATED Stockholders will have received all permits, authorizations, regulatory approvals and third party consents necessary for the consummation of the Acquisition, and all applicable legal requirements shall have been satisfied.

       (b) The Acquisition shall be consummated and the Agreement shall be executed as soon as practicable, and DTI shall instruct its legal counsel to immediately prepare all necessary documentation upon execution of this LOI.

       (c) Before Closing, the Board of Directors of DTI, shall have approved the Acquisition and the Agreement. Prior to signing the LOI, Integrated's owners shall have approved the transaction as outlined in the LOI

       (d)   All notices or  other information  deemed required or  necessary
 to be given  to  any  of the  parties   shall  be  given  at the   following
 addresses:

              DTI:  Dial Thru International, Inc.
                    Attn: John Jenkins
                    17383 Sunset Boulevard
                    Suite 350
                    Pacific Palisades, CA  90272
                    Facsimile: (310) 573-7067

       INTEGRATED:  Integrated Telecommunications
                    Attn:  James Milana
                    Integrated Telecommunications
                    6851 Jericho Turnpike, Suite #190
                    Syosset, New York  11791
                    Facsimile: (212) 404-4604


       (e) The Agreement shall contain customary and usual indemnification, hold harmless provisions and investment representation language.

       (f) Except where the laws of another jurisdiction are necessarily applicable, the transactions which are contemplated herein and the legal relationships among the parties hereto, to the extent permitted, shall be governed by and construed in accordance with the laws (except for conflict of law provisions) of the State of California.

       (g) The substance of any press release or other public announcement with respect to the Acquisition, the Agreement and the transactions contemplated herein and therein, other than notices required by law, shall be approved in writing in advance by all parties and their respective legal counsel.

 6. Counterparts. This LOI may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

 7. Amendments. Subject to applicable law, this LOI and any attachments hereto may be amended only by an instrument in writing signed by an officer or authorized representative of each of the parties hereto.

 8. Headings. The descriptive headings of the sections and subsections of this LOI are inserted for convenience only and do not constitute a part of this LOI.

 9. Reliance Upon Representations and Warranties. Notwithstanding any right of any party hereto to fully investigate the affairs of any other party, the parties hereto may rely upon the representations, warranties and covenants made to it in this LOI and on the accuracy of any exhibit or other document given or delivered to it pursuant to this LOI. Further, knowledge by an agent of any party hereto of any facts not otherwise disclosed in this LOI or any other related document, shall not constitute a defense to any claim for misrepresentation, breach of any warranty, agreement, or covenant under this LOI or any other related document. No representations or warranties have been made by or on behalf of any person to induce any party to enter into this LOI or to abide by or consummate the transactions contemplated by this LOI, except representations and warranties expressly set forth herein.

 10. Waiver. No purported waiver by any party of any default by any other party of any term, covenant or condition contained herein shall be deemed to be waiver of such term, covenant or condition unless the waiver is in writing and signed by the waiving party. No such waiver shall in any event be deemed a waiver of any subsequent default under the same or any other term, covenant or condition contained herein.

 11. Entire Agreement. This LOI, together with the exhibits or other documents given or delivered pursuant hereto, sets forth the entire understanding among the parties concerning the subject matter of this LOI and incorporates all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this LOI other than those set forth herein. No alternation, amendment, change or addition to this LOI shall be binding upon any party unless in writing and signed by the party to be charged.

 12.   No  Partnership.   Nothing  contained  in  this  LOI  will  be  deemed
 to or construed by the parties hereto or by any third person to create the relationship of principal and agent or partnership or joint venture.

 13. Joint Preparation. This LOI has been negotiated and prepared jointly by the parties hereto and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against any party, but shall be interpreted according to the applicable rules of interpretation for arm's length agreements. Any disputes arising out of this LOI will be governed by, construed and enforced in accordance with the laws of California, without regard to its choice of law provisions.

 14. Partial Invalidation. If any term, covenant or condition in this LOI or the application thereof to any party, person or circumstance shall be invalid or unenforceable, the remainder of this LOI or the application of such term, covenant or condition to persons or circumstances, other than those as to which it is held invalid, shall be unaffected thereby and each term, covenant or condition of this LOI shall be valid and enforced to the fullest extent permitted by law.

 15. Binding Effect; Break-up Fee. This LOI is binding on the parties hereto. In the event INTEGRATED terminates this LOI at any time prior to the execution of a definitive Agreement, INTEGRATED shall pay a break-up fee to DTI in the amount of $100,000 cash. Notwithstanding the foregoing, INTEGRATED shall not pay any break-up fee to DTI if this LOI is terminated prior to the execution of a definitive Agreement due to a breach of this LOI by the other party or any reason(s) beyond the control of either respective party. IN addition, Intergrated understands that DTI is in the process of raising additional capital. If for any reason DTI is unable to raise approximately One Million dollars with in 90 days subsequent to the signing of this LOI, Intergrated shall have the one time right to cancel this agreement without paying the breakup fee.

 16.   Time is  of the  Essence.   INTEGRATED  shall  sign this LOI no  later
 than 3:00 P.M., Eastern Standard Time, August 30, 2005, as time is of the essence.

 19. Public Announcement. DTI and INTEGRATED mutually agree that neither party shall issue any press release or make any public announcement of the Acquisition or any other matter which is the subject of this LOI or any subsequent definitive Agreement without the prior consent of the other party, except where a public announcement is required by law as reasonably determined by such party or is in connection with such party's enforcement of its rights or remedies hereunder or thereunder for any breach by the other party. Notwithstanding the foregoing, INTEGRATED acknowledges that upon signing this LOI, DTI is required and shall file a Form 8-K with the SEC describing the material terms of the LOI and INTEGRATED hereby consents to such filing.

 20. Consents. DTI and INTEGRATED will cooperate with one another and proceed, as promptly as is reasonably practicable, to seek to obtain all necessary consents and approvals from lenders, shareholders, landlords and other third parties and to endeavor to comply with all other legal or contractual requirements for or preconditions to the execution and consummation of the Acquisition and the Agreement.

 21. Efforts. DTI and INTEGRATED will negotiate in good faith and use their commercially reasonable efforts to arrive at a mutually acceptable definitive Agreement for approval, execution and delivery on the earliest reasonably practicable date. DTI and INTEGRATED will thereupon use their commercially reasonable efforts to effect the Closing and to proceed with the transactions contemplated by this LOI as promptly as is reasonably practicable.

 22. Confidentiality. DTI and INTEGRATED agree that (except as may be required by law or as mutually agreed to by both parties) it will not disclose or use any "Confidential Information" (as hereinafter defined) with respect to the other, furnished, or to be furnished in connection herewith at any time or in any manner and will not use such information other than in connection with its evaluation of the Acquisition. For the purposes of this paragraph "Confidential Information "means any information identified as such in writing or, given the nature of the information or the circumstances surrounding its disclosure, which reasonably should be considered as confidential or proprietary. If the Acquisition is not consummated, the receiving party will promptly return all documents to the party with provided such documents. The provisions of this paragraph shall survive the termination of this LOI.

 If the foregoing correctly sets forth the substance of the understanding of the parties, please execute this LOI in triplicate, retain one original copy for your records, and return the other original copy to John A. Jenkins at the address listed above.

       Also, please fax a signed copy to DTI, Inc. at (310) 573-7067.

                                    Yours truly,

                                    DIAL THRU INTERNATIONAL, INC.

                                    /s/John Jenkins
                                    ______________________________________
                                    John Jenkins
                                    Chief Executive Officer

 Accepted this 30th day of August 2005.

 INTEGRATED COMMUNICATIONS,  INC.

 /s/ James Milana
 ___________________________________
 James Milana
 President and CEO

   Annex B

   Over performance warrant options are available based on the terms outlined below. In order to earn each of the four traunches of 250,000 warrants the growth on retail and wholesale revenue and margin must be 25% over each previous quarter with the percentage of margin being the same or increasing during each quarter from the previous quarter. Because these warrants are based on overachievement they will be priced at the end of each quarter but prior to the announcement of the quarterly results. This gives Integrated the potential upside of the stock price for the achievements within the quarter. If, in any quarter that the goals are not met then the warrant coverage will be prorated down to a minimum of 50% below the goals outlined above. If the growth falls below 50% of the goals, no additional warrants will be issued for that same quarter.

   As an example: If the revenues at the beginning of the 1st quarter are $400,000 (combined wholesale and retail) and by the end of that same quarter the revenues have grown to $500,000, Intergrated will have achieved the percentage growth to earn the additional warrants. The warrants will then be priced at the end of this same quarter but prior to the announcement of the quarter so that you earn the increased value of the stock for those same increase in revenue. If however the percentage growth is less then the 25% growth in that quarter, then the amount of warrants will be reduced by the percentage that you missed the revenue goal and if the revenue goal is not achieved by at least 50%, then no warrants will be earned.